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                                                                      EXHIBIT 23

                         Independent Auditors' Consent



The Board of Directors
Dime Bancorp, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-88552, 33-88554, 33-88556, 33-88558, 33-88560, 33-88564, 33-88566 and 333-
04477) on Form S-8 of Dime Bancorp, Inc. of our report dated January 27, 1997, relating to the consolidated statements of financial condition of Dime Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Dime Bancorp, Inc. Our report included an explanatory paragraph that described a change in accounting method as discussed in the notes to those statements.



                                          KPMG PEAT MARWICK LLP



New York, New York
March 30, 1997